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                                                                   EXHIBIT T3E.8

                          NOTICE OF GUARANTEED DELIVERY

                                  IN RESPECT OF
                                OFFER TO EXCHANGE
           UNITS CONSISTING OF 12% SENIOR SUBORDINATED NOTES DUE 2009
                     AND WARRANTS TO PURCHASE COMMON STOCK,
                                       FOR
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2000,
                                       BY
                         LEXINGTON PRECISION CORPORATION


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
         OCTOBER 7, 2003, UNLESS EXTENDED BY THE COMPANY (SUCH DATE, AS
          EXTENDED FROM TIME TO TIME, IS HEREINAFTER REFERRED TO AS THE
                               "EXPIRATION DATE").


   The Tabulating Agent, Depositary, and Exchange Agent for the Exchange Offer
                 (in such capacities, the "Exchange Agent") is:

                            WILMINGTON TRUST COMPANY

   By Certified or Registered Mail:           By Overnight Courier or Hand:

       Wilmington Trust Company                  Wilmington Trust Company
                DC-1615                               Reorg Services
            Reorg Services                         1100 North Market ST
             P.O. Box 8861                         Rodney Square North
       Wilmington, DE 19899-8861                Wilmington, DE 19890-1615
        Attention: Aubrey Rosa                    Attention: Aubrey Rosa

                                  By Facsimile:
                                  302-636-4145

                              Confirm by Telephone:
                                  302-636-6472

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile number other than as set forth above will not constitute a valid delivery.

        This form must be used by any holder of outstanding 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes"), of Lexington Precision Corporation, a Delaware corporation (the "Company"), who wishes to tender Old Notes pursuant to the Company's amended exchange offer, as referred to in the Company's offering circular supplement dated September 18, 2003 (the "Supplement"), further amending the amended offering circular dated March 7, 2003 (the "Offering Circular"), and (1) whose Old Notes are not immediately available, or (2) who cannot deliver such Old Notes or any other documents required by the applicable Letter of Transmittal on or before the Expiration Date (as defined in the Supplement), or (3) who cannot comply with the book-entry transfer procedures on a timely basis. This form may be delivered by facsimile transmission, mail, or hand delivery to the Exchange Agent at the address

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listed above. See "The Amended Exchange Offer--Guaranteed Delivery Procedures"
in the Offering Circular.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Supplement, the Offering Circular (as amended by the Supplement) and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth under the caption "The Amended Exchange Offer--Guaranteed Delivery Procedures" in the Offering Circular. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the applicable Letter of Transmittal.

        All authority conferred or agreed to be conferred hereby shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.


    -----------------------------------        --------------------------------
                                                       Street Address

    -----------------------------------        --------------------------------
               Signature(s)                       City, State    Zip Code

    -----------------------------------        --------------------------------
                                                  Area Code & Telephone No.

    -----------------------------------
          Name(s) (please print)
                                                  Date:___________________

Principal Amount of Old Notes Tendered:

----------------------------------------
Certificate No.(s) of Old Notes Tendered
(if available): ______________________


If Old Notes will be tendered by book-entry transfer:

Name of Tendering Institution: ____________________________

DTC Account No.:___________________________________________

                                       -2-

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GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in a Recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the applicable Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Offering Circular, and any other required documents, all by 5:00 p.m., New York City time on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Offering Circular).


    --------------------------------            --------------------------------
              Name of Firm                            Authorized Signature

    --------------------------------            --------------------------------
             Street Address                           Name (please print)

    --------------------------------
        City, State    Zip Code

    --------------------------------            Date: __________________________
      Area Code & Telephone Number

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED COPY OF THE LETTER OF TRANSMITTAL.

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                                  INSTRUCTIONS

        1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. If delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Offering Circular under the caption "The Amended Exchange Offer--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

        2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) that appear on the face of the Old Notes without alteration, enlargement, or any change whatsoever.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the registered holder(s) appear(s) on the face of the Old Notes without alteration, enlargement, or any change whatsoever.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of such person's authority so to act must be submitted with this Notice of Guaranteed Delivery.

        3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Exchange Offer or the procedure for tendering as well as requests for assistance or for additional copies of the Supplement, the Offering Circular, the applicable Letter of Transmittal, and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank, or trust company.

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